As filed with the Securities and Exchange Commission on _______, __, 2008

                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of l933

                       SECURITY DEVICES INTERNATIONAL INC.
                    ---------------------------------------
               (Exact name of issuer as specified in its charter)

                     Delaware                             Applied For
         -------------------------------              -------------------
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)               Identification No.)

             2171 Avenue Rd., Suite 103
             Toronto, Ontario, Canada                         M5M 4B4
           ----------------------------------------         ----------
           (Address of Principal Executive Offices)         (Zip Code)

                         Non-Qualified Stock Option Plan
                          ---------------------------
                              (Full Title of Plan)

                      Security Devices International, Inc.
                           2171 Avenue Rd., Suite 103
                                Toronto, Ontario
                                 Canada M5M 4B4
                   ------------------------------------------
                     (Name and address of agent for service)

                                 (647) 388-1117
                     --------------------------------------
         (Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

      Large accelerated filer [  ]               Accelerated filer [  ]

      Non-accelerated filer [  ]                 Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

                                           Proposed       Proposed
                                            maximum       maximum
Title of securities          Amount         offering      aggregate   Amount of
 to be                       to be           price        offering  registration
registered                registered (1)   per share (2)    price        Fee
--------------------------------------------------------------------------------

Common Stock issuable
pursuant to Non-Qualified
Stock Option Plan           5,000,000         $2.25      $1,125,000      $443

------------------------------------------------------------------------------


(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Stock Bonus Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock. The shares subject to this Registration Statement are shares granted pursuant to the Company's Stock Bonus Plans all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on June 16, 2008.

                       SECURITY DEVICES INTERNATIONAL INC.

              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)
Item
No.      Form S-8 Caption                               Caption in Prospectus
----     ----------------                               ---------------------

  1.     Plan Information

         (a)  General Plan Information              Stock Option and Bonus Plans

         (b)  Securities to be Offered              Stock Option and Bonus Plans

         (c)  Employees who may Participate         Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant       Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e)  Resale Restrictions                 Resale of Shares by Affiliates

         (f)  Tax Effects of Plan                 Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds                   Not Applicable.

         (h)  Withdrawal from the Plan;           Other Information Regarding
              Assignment of Interest              the Plans

         (i)  Forfeitures and Penalties           Other Information Regarding
                                                  the Plans

         (j)  Charges and Deductions and          Other Information Regarding
              Liens Therefore                     the Plans

2.       Registrant Information and Employee      Available Information,
         Plan Annual Information                  Documents Incorporated by
                                                  Reference

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference
------------------------------------------------

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:
Registration Statement on Form SB-2 (SEC file # 333-143301), report on Form 10-KSB for the year ended November 30, 2007 and report on Form 10-QSB for the three months ended February 29, 2008. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities
----------------------------------

         Not required.

Item 5 - Interests of Named Experts and Counsel
-----------------------------------------------

         Not Applicable.

Item 6 - Indemnification of Directors and Officers
--------------------------------------------------

The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption for Registration Claimed
-------------------------------------------

      Not applicable.

Item 8 - Exhibits
-----------------

4 - Instruments Defining Rights of
    Security Holders

   (a) - Common Stock                       Incorporated by reference to the
                                            same exhibit filed as part of the
                                            Company's Registration Statement on
                                            Form SB-2 (File # 333-132456).

   (b) - Non-Qualified Stock Option Plan    __________________________________
          (as amended)

  5 - Opinion Regarding Legality            __________________________________

 l5 - Letter Regarding Unaudited Interim
    Financial Information                   None

 23 - Consent of Independent Public
        Accountants and Attorneys           __________________________________

 24 - Power of Attorney                     Included in the signature page of
                                            this Registration Statement

  99 - Additional Exhibits
    (Re-Offer Prospectus)                   __________________________________


Item 9 - Undertakings
---------------------

    (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

               Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Sheldon Kales, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registrationv Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario.

                                    SECURITY DEVICES INTERNATIONAL INC.

June 12, 2008                       By:  /s/ Sheldon Kales
                                         -----------------------------------
                                         Sheldon Kales, President

June 24, 2008                       By:  /s/ Rakesh Malhotra
                                         -------------------------------------
                                         Rakesh Malhotra, Principal Accounting
                                         and Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                   Date
---------                               -----                   ----

/s/ Sheldon Kales                      Director            June 12, 2008
-------------------------
Sheldon Kales

/s/ Boaz Dor                           Director            June 12, 2008
-------------------------
Boaz Dor

/s/ Gregory Sullivan                   Director            June 12, 2008
-------------------------
Gregory Sullivan

                  FORM S-8 Security Devices International, Inc.
                           2171 Avenue Rd., Suite 103
                                Toronto, Ontario
                                 Canada M5M 4B4



                                    EXHIBITS






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